Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No. 333-127737 and 333-137082) on Form S-8 of BankFinancial Corporation of our report dated March 5, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of BankFinancial Corporation appearing in this Annual Report on Form 10-K of BankFinancial Corporation for the year ended December 31, 2019.
/s/ RSM US LLP
Chicago, Illinois
March 5, 2020